                                 AMENDMENT NUMBER TWO
                              DATED AS OF APRIL 30, 1997
                                          TO
             $121,300,000 AMENDED AND RESTATED 1994 MEIP CREDIT AGREEMENT
                              DATED AS OF JUNE 14, 1994
                                         AND
                       AMENDED AND RESTATED AS OF MAY 15, 1996


         THIS AMENDMENT NUMBER TWO (this "AMENDMENT") is executed as of the 30th day of April, 1997, among LOEWEN MANAGEMENT INVESTMENT CORPORATION ("LMIC"), in its capacity as Agent for LOEWEN GROUP INTERNATIONAL, INC. (the "BORROWER" or "LGII"), THE LOEWEN GROUP INC. ("TLGI"), the BANKS party to the Credit Agreement (collectively, the "BANKS"), and WACHOVIA BANK OF GEORGIA, N.A., as agent (the "AGENT").


                                 W I T N E S S E T H:

         WHEREAS, LMIC, acting in its capacity as agent for the Borrower, TLGI, the Banks and the Agent entered into a $121,300,000 Amended and Restated 1994 MEIP Credit Agreement dated as of June 14, 1994, as amended and restated as of May 15, 1996, and as further amended by Amendment Number One dated as of December 2, 1996 (the "CREDIT AGREEMENT;" terms defined in the Credit Agreement being used herein as therein defined unless otherwise defined herein);

         WHEREAS, TLGI and LGII have each guaranteed the Obligations of the Borrower under the Credit Agreement; and

         WHEREAS, the Borrower, TLGI, LMIC, and LGII (collectively, the "CREDIT PARTIES") have requested that the Banks make additional amendments to the Credit Agreement and the Banks have agreed to do so, but only to the extent and subject to the limitations set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. AMENDMENTS. The Credit Agreement shall be amended as follows:

         (a)  The definition of the term "FINANCE SUBSIDIARY" contained in
              Section 1.01 of the Credit Agreement is hereby amended to read as follows:

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                   ""FINANCE SUBSIDIARY" means any captive finance
              Subsidiary of TLGI that engages in no material activity other than (i) buying accounts receivable or other financial assets of any Affiliate of TLGI, (ii) making loans or otherwise extending credit to any such Affiliates, (iii) succeeding to any or all of the business of LFW or Eagle or otherwise engaging in finance activities similar to the finance activities engaged in by LFW or Eagle from time to time, or (iv) making Investments in other Finance Subsidiaries."

         (b) Section 5.03 of the Credit Agreement is hereby amended to read as follows:

                   "SECTION 5.03  INTEREST CHARGES COVERAGE.  TLGI will at
              all times maintain (a) a ratio of EBITDA for the most recently ended period of four consecutive fiscal quarters of TLGI to Consolidated Interest Charges for such period of four consecutive fiscal quarters of not less than 2.75 to
              1.00 and (b) a ratio of EBITDA for the most recently ended fiscal quarter to Consolidated Interest Charges for such fiscal quarter of not less than 1.50 to 1.00. For purposes of this Section 5.03, any costs and expenses incurred by TLGI in contesting the 1996 tender offer for TLGI by Service Corporation International, Inc., which are reflected in the audited financial statements of TLGI as at December 31, 1996 which have been delivered to the Agent and the Banks, up to an aggregate amount not to exceed $18,678,000 for all such costs and expenses, shall be excluded from the calculation of Consolidated Net Income in determining EBITDA for the respective periods in which such costs were incurred."

         (c) The proviso contained at the end of Section 5.08 of the Credit Agreement is hereby amended to read as follows:

              "; PROVIDED, HOWEVER, that notwithstanding any provision to the contrary herein, none of TLGI, LGII or any Subsidiary of either shall make any Investment in any Person effectively located outside of the United States or Canada if after giving effect to such Investment, the aggregate amount of Investments of TLGI, LGII or any Subsidiary of either in any Persons effectively located outside of the United States or Canada, excluding Investments in Finance Subsidiaries which are Wholly-Owned Subsidiaries, would exceed an amount equal to 5% of Consolidated Net Worth. For the purpose of any computation required to be made pursuant to this Agreement, Investments shall be valued at lower of the cost or Fair Value thereof as of the date of computation."

         (d) Section 5.10 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

              "Nothing in this Section 5.10 shall prohibit any merger, amalgamation, or consolidation which is permitted by Section 5.12."

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         (e)  Section 5.29(b) of the Credit Agreement is hereby amended to read as follows:

                   "(b) Except as set out in clauses (i) and (ii) below or
              as otherwise consented to by the Agent in its sole discretion, TLGI and LGII will, and will cause each Subsidiary (other than a Canadian Subsidiary), the shares or other equity interests of which are Pledged Shares under the Collateral Trust Agreement, to take any and all actions necessary to ensure that there are no restrictions on a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement, except with respect to any and all restrictions under applicable law. The foregoing sentence does not apply to:

              (i) the interests of TLGI, LGII or any Pledgor Subsidiary in any limited partnership or limited liability company where the restriction is required to preserve the tax status of the entity; and

              (ii) the shares listed in Part I of SCHEDULE 4 hereto."

         (f) Section 5.30(e) of the Credit Agreement is hereby amended to read as follows:

                   "(e) such Subsidiary has no material assets other than
              (i) Indebtedness owed to it by TLGI or LGII or an Affiliate of TLGI, (ii) Investments in other Finance Subsidiaries which are Wholly-Owned Subsidiaries and (iii) the accounts receivable and other financial assets described in the foregoing clause (d), and"

    Section 2. REAFFIRMATION OF GUARANTIES. The Credit Parties (a) consent to the terms and provisions of this Amendment provided for herein, (b) reaffirm their obligations under their respective Guaranties, and (c) confirm that their respective Guaranties remain in full force and effect with respect to the Credit Agreement notwithstanding the waiver and amendment provided for herein.

    Section 3. EFFECTIVENESS. This Amendment shall become effective only after the Agent shall have received one or more counterparts of this Amendment, in form and substance satisfactory to the Agent and its counsel, duly executed by the Credit Parties, the Agent and the Required Banks.

    Section 4. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each of the Credit Parties hereby represents and warrants that as of the date of its execution of this Amendment and the date of its effectiveness, in each case after giving effect to the waiver and amendment provided for herein:

    (a)  There exists no Default or Event of Default under the Credit
Agreement;

    (b) The representations and warranties contained Article IV of the Credit Agreement are true and correct as of such dates, except to the extent any such representation or warranty is stated to

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relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

    (c) No default, unmatured default or similar event exists under any agreement, instrument or other document evidencing or related to Debt of any Credit Party or any Subsidiary thereof.

    Section 5. EFFECT. Except as otherwise expressly provided herein, the Credit Agreement is and shall continue in full force and effect and is hereby ratified and confirmed.

    Section 6. GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF GEORGIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    Section 7. SEVERABILITY. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

    Section 8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                             LOEWEN MANAGEMENT INVESTMENT
                             CORPORATION, IN ITS CAPACITY AS AGENT FOR
                             LOEWEN GROUP INTERNATIONAL, INC., AS
                             BORROWER


                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________

                             LOEWEN GROUP INTERNATIONAL, INC.,
                             AS GUARANTOR



                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________

                             THE LOEWEN GROUP INC.



                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________

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                             WACHOVIA BANK OF GEORGIA, N.A.,
                             INDIVIDUALLY AND AS AGENT


                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________


                             ROYAL BANK OF CANADA


                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________


                             THE FIRST NATIONAL BANK OF CHICAGO


                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________


                             BANK OF MONTREAL


                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________


                             STAR BANK, N.A.


                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________